EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into the Registration Statement on Form S-8 (Registration Nos. 333-55180, 333-63268, 333-68718, 333-81290,
333-104402, 333-108529, 333-125194, 333-135553 and 333-149067) of Paid, Inc. and
subsidiary of our report dated March 31, 2008, on our audit of the consolidated financial statements of Paid, Inc., which appears in the December 31, 2007 annual report on Form 10-KSB of Paid, Inc. and subsidiary.


/s/ Carlin, Charron & Rosen, LLP
Westborough, Massachusetts
March 31, 2008